Exhibit 99.1

Safety Shot Responds to FSD Pharma’s 3rd unauthorized Tagging of its Stock and Making False Claims in an Effort to Harm the Company and its Shareholders

●	Safety Shot is Not GBB Drink Lab, Inc. (GBB) and never acquired GBB as falsely claimed by FSD Pharma; Only the Safety Shot beverage asset was acquired; The lawsuit referred to by FSD Pharma is with GBB only

●	GBB maintains strong position in its ongoing lawsuit with FSD Pharma after Court refuses to dismiss case

●	The Safety Shot drink, owned by Safety Shot, Inc. is being launched nationally and has been very well received by consumers

JUPITER, FL – January 17, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) today announced that a federal court has refused to dismiss GBB Lab Inc.’s (GBB) ongoing lawsuit against FSD Pharma. FSD Pharma, a clinical-stage biotech company, has violated a Non-Disclosure Agreement (NDA) with GBB and has breached the contract by attempting to steal information and launch GBB’s product without permission. The lawsuit is between FSD Pharma and GBB only. Safety Shot continues with the national launch of its highly anticipated and well received wellness beverage which helps people feel better faster by reducing blood alcohol content and boosting clarity.

The federal court’s statements regarding the FSD-GBB case include:

“Nowhere in the Amended Complaint does Plaintiff allege that all nineteen of the ingredients are necessary to create a parallel program or competitor drink, and this Court sees no reason to impose such a requirement. It is apparent, at least to this Court, that Plaintiff takes issue with Defendants’ development of a competing drink, which relies on most of the same ingredients (and methods for combining such ingredients) as Plaintiff’s proprietary beverage”

“Drawing all inferences in Plaintiff’s favor, this Court concludes that Plaintiff has sufficiently demonstrated that its trade secrets derived economic value from not being readily ascertainable by others. Plaintiff alleges that the unidentified investors pulled out of the contemplated deals ‘because of Defendants’ announcements (and the promotional content) related to the development and planned future launch of a competing product that utilizes GBB’s confidential information.’”

GBB CEO John Gulyas said, “The Court’s decision to not dismiss GBB’s case demonstrates that we have a strong legal position based on the facts. We look forward to a full and fair proceeding to resolve this matter and we believe that we will be victorious.”

FSD Pharma continues to unauthorized tag the Company’s stock ticker “SHOT” in an effort to harm it and its shareholders by making false claims.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot has been available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306
Email: emily@pantelidespr.com

Investor Contact:

Phone: 561-244-7100
Email: investors@safetyshotholdings.com

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